THIS AGREEMENT is made the 9th day of June One thousand nine hundred and eight-nine BETWEEN (1) MERLIN PUBLISHING LIMITED (Company Number 2331336) whose registered office is at 3 Dalling Road, London W6 ("the Company") and (2) PETER WARSOP of Manor House Lodge, Gracedieu Road, Thringstone, Leicester ("the Executive")

IT IS HEREBY AGREED:-


                                      TERM
                                      ----
1.(a) SUBJECT to earlier termination as hereinafter provided the Company shall employ the Executive and the Executive shall serve the Company in the Capacity of Managing Director of the Company unless and until determined by 24 months notice by the Company or 6 months notice by the Executive such notice not to be served by the Executive before the expiry of 18 months from the date of this agreement provided that the Company shall have the right to pay salary in lieu of notice.


  (b) THE Company shall be entitled at any time to appoint another person or persons to act jointly with the Executive in the said office.

                                     DUTIES
                                     ------

2. DURING his employment hereunder the Executive shall:-

  (a) diligently perform the duties and exercise the powers and functions which from time to time may be assigned to or vested in him by the Board relating to the Company.

  (b) during the continuance of this Agreement devote the whole of his time, attention and ability to his duties hereunder at such place or places within the United Kingdom or overseas as the Board shall from time to time determine;

  (c) comply with all reasonable requests instructions and regulations made by the Board (or by anyone authorised by them) and give to the Board or such person such explanations information and assistance as may reasonably be required;

  (d) well and faithfully serve the Company to the best of his ability and use his best endeavours to promote the interests of the Company;

  (e) not without the written consent of the Board directly or indirectly be engaged, concerned or interested in any business other than that of the Company whatsoever whether as principal, partner, director, employee, consultant, investor or otherwise PROVIDED THAT the Executive may hold for investment purposes only any units of an authorised unit trust and up to five per cent (5%) of the issued securities of any class in any company whose shares are listed on a Recognised Investment Exchange or in respect of which dealing takes place in the Unlisted Securities Market or the Third Market of The International Stock Exchange of the Untied Kingdom and Republic of Ireland Limited.

                                  REMUNERATION
                                  ------------

3.(a) BY way of remuneration for his services hereunder the Company shall pay to the Executive:-


        (i) A salary at the rate of thirty two thousand five hundred pounds ((pound)32,500) per annum (which shall be deemed to accrue from day to day) payable in arrears by equal monthly installments on the last working day of each month such salary being inclusive of any fees to which the Executive may be entitled as a Director of the Company; and

        (ii) A bonus in accordance with such arrangements as shall be determined by the Board from time to time.

  (b) The Executive's salary shall be reviewed by the Board on 1 June each year and the rate thereof may be increased with effect from any such review date.

                         PENSION AND INSURANCE BENEFITS
                         ------------------------------

4. THE Company will provide the Executive with the following insurance and other benefits particulars of which may be obtained from the Company Secretary:-

  (a) During his employment hereunder the Company shall pay contributions at a rate of not less than 10% of the Executive's gross basic salary from time to time (excluding any bonus) into any personal pension scheme taken out by the Executive for the benefit of the Executive, and/or any of his wife, children and dependents.

  (b) Pay subscriptions on the Executive's behalf to BUPA or any similar medical insurance scheme to insure against the cost of medical expenses of himself, his spouse and minor children at the Provincial Hospital scale from time to time.

  (c) Pay subscriptions on the Executive's behalf to a reputable insurer to provide the Executive with permanent health insurance on such terms as the Board shall approve.

                                    EXPENSES
                                    --------

5. THE Company shall reimburse to the Executive all travelling hotel entertainment and other expenses reasonably incurred by him in the proper performance of his duties hereunder PROVIDED THAT on request the Executive shall provide the Company with such vouchers or other evidence of actual payment of such expenses as the Company may reasonably require.

                                    MOTOR CAR
                                    ---------

6. IN accordance with its car policy from time to time the Company shall provide the Executive with the use of a motor car both for his sole business and personal use and personal use by his wife. The Company shall pay the Road Fund License therefor and all insurance premiums maintenance and repair expenses and whilst the motor car is being used exclusively for the purposes of the Company's business but not otherwise the Company shall pay for all petrol oil and other running expenses thereof. Upon termination of his employment for whatever reason the Executive shall forthwith return the motor car to the Company, together with all keys and fittings supplied by the Company.

                            HOLIDAYS AND HOLIDAY PAY
                            ------------------------

7.(a) IN addition to the normal Bank and Public Holidays the Executive shall be entitled to twenty-five (25) working days paid holiday during each calendar year to be taken at such time or times as may be agreed with the Board. The Executive may not without the consent of the Board carry forward any unused part of his holiday entitlement to a subsequent calendar year.

  (b) FOR the calendar year during which the Executive's employment hereunder commences or terminates the Executive shall be entitled to such proportion of his annual holiday entitlement as the period of his employment during such year shall bear to a whole calendar year. Upon termination of the Executive's employment for whatever reason the Executive shall be entitled to salary in lieu of any outstanding holiday entitlement but may be required to repay to the Company any salary received in respect of holiday taken in excess of his proportionate holiday entitlement.

                               SICKNESS/INCAPACITY
                               -------------------

8.(a) IF the Executive shall be prevented by illness accident or other incapacity from properly performing his duties hereunder he shall report this fact forthwith to any director on the Board and if the Executive is so prevented for seven (7) or more consecutive days he shall forthwith provide a medical practitioner's statement and weekly (or such other period as the Board may reasonably direct) thereafter until he returns to work. Immediately following the Executive's return to work after any period of absence exceeding 3 days the Executive shall complete a Self-Certification form in such form as the Board may from time to time direct detailing the reason for such absence.

  (b) IF the Executive shall be so incapacitated and so certified he shall be paid his full salary for up to six (6) months absence in aggregate in any twelve

        (12) consecutive months and thereafter such remuneration as the Board shall in its discretion allow PROVIDED THAT such remuneration shall be inclusive of any Statutory Sick pay to which the Executive is entitled under the provisions of the Social Security and Housing Benefits Act 1982 but Social Security Sickness benefit or other benefits recoverable by the Executive (whether or not recovered) may be deducted at the discretion of the Board.

  (c) FOR Statutory Sick Pay purposes the Executive's qualifying days shall be his normal working days.

                            CONFIDENTIAL INFORMATION
                            ------------------------

9. THE Executive shall not during his employment hereunder (save in the proper course thereof) or at any time after its termination for any reason whatsoever disclose to any person or persons whatsoever or otherwise make use of any confidential or secret information which he has or may in the course of his employment hereunder become possessed relating to the business affairs of the Company including without limiting the generality of the foregoing confidential or secret information relating to its business methods, finances, business, financial, market and development or manpower plans, customer lists or details, computer systems and software, know-how or trade secrets or other matters connected with the products or services manufactured marketed provided or obtained by the Company and information concerning its relationships with actual or potential clients or customers and the needs and requirements of such persons all of which is vital to the success of the Company. Such information is hereinafter called "Confidential Information".

                                   INVENTIONS
                                   ----------

10.(a)  THE Executive shall promptly disclose to the Company:-


        (i) all improvements inventions and discoveries whether the same shall be patentable or not made by the Executive (either alone or with any other person) relating directly or indirectly to the business of the Company or which may in the opinion of the Company be capable of being used or adapted for use therein or in connection therewith; and

        (ii) all applications for Patents and all Patents filed or granted disclosing inventions made by the Executive in whole or in part during the period of his employment by the Company and whether made during or outside the course of the Executive's normal duties as an employee of the Company and whether or not relating to the business of the Company.

  (b) IF during his employment by the Company the Executive shall at any time either alone or with any other person or persons make any improvement, invention or discovery whether the same shall be patentable or not which should be taken to belong to the Company by virtue of the provisions of
        Section 39 of the Patents Act 1977 the Executive shall consider himself in relation thereto as a trustee for the Company and will:

        (i) not without the written consent of the Company apply for Letters of Patent or similar protection either in the Untied Kingdom or any other part of the world in respect of any such improvement invention or discovery;

        (ii) if and whenever required by the Company sign all such documents and do all such things as may be necessary or desirable for the purposes of obtaining Letters Patent or similar protection for any such improvement invention or discovery in the United Kingdom or in any other part of the world and for vesting such Letters Patent or similar protection in the Company absolutely as sole beneficial owner or as the Company may direct;

        (iii) if and whenever required by the Company apply as nominee of the Company or jointly with the Company for Letters Patent or similar protection for any such improvement invention or discovery in the United Kingdom or in any other parts of the world and sign all such documents and do all such things as may be necessary or desirable for the purposes of obtaining Letters Patent or similar protection and vesting the same in the Company absolutely as sole beneficial owner or as the Company direct.

  (c) DECISIONS as to the patenting and exploitation of any such improvement invention or discovery as is referred to in sub-clause (b) above shall be in the sole discretion of the Company.

  (d) THE Executive hereby irrevocably appoints the Company to be his attorney or agent in his name and on his behalf to execute sign and do all such instruments or things and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause and with respect to any third party a certificate in writing signed by any Director or the Company Secretary that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.

  (e) THE Company will pay all expenses in connection with any application for Letters Patent made by the Executive as nominee for or jointly with the Company pursuant to the provisions of this clause and will indemnify the Executive in respect of all liabilities in connection with or arising from such applications for Letters Patent when granted.

                        COPYRIGHT AND REGISTERED DESIGNS
                        --------------------------------

11.(a) IF during his employment hereunder the Executive shall at any time whether during the course of the Executive's normal duties or other duties specifically assigned to him (whether or not during normal working hours) either alone or in conjunction with any other person originate any design (whether registrable or not) or other work in which copyright may subsist the Executive shall forthwith disclose the same to the Company and shall (subject to the effect of sub-clause (b) below) regard himself in relation thereto as a trustee for the Company.

  (b) THE Executive hereby assigns to the Company by way of future assignment of copyright the copyright and other proprietary rights if any for the full term thereof throughout the world in respect of all copyright works written originated conceived or made by the Executive (except only those copyright works written originated conceived or made by the Executive wholly outside his normal working hours hereunder and wholly unconnected with his service hereunder) during the period of his employment hereunder.

  (c) IT is agreed that for the purposes of the proviso to Section 2(1) of the Registered Designs Act, 1949 the covenants on the part of the Company in this Agreement shall as between the Company and the Executive be treated as good consideration and the Company shall be treated for the purpose of that Act as the proprietor of any design of which the Executive may be the author in the circumstances described in sub-clause
        (a) above.

  (d) THE Executive agrees and undertakes that he will execute such deeds or documents and do all such acts and things as may be necessary or desirable to substantiate the rights of the Company in respect of the matters referred to in sub-clauses (b) and (c) above.


                        PREVENTION OF UNFAIR COMPETITION
                        --------------------------------

12.(a) THE Executive acknowledges that his employment has and will require that he have access to and an intimate knowledge of Confidential Information and customers and suppliers of the Company and the Executive further acknowledges that the disclosure of any Confidential Information to actual or potential competitors of the Company would place it at a serious competitive disadvantage and would do serious damage (financial or otherwise) to its business and that if on leaving the employment of the Company the Executive was to establish his own competing business or join one as a partner or was to be employed or engaged in any executive, managerial, technical or consultative capacity by any actual or potential competitor of the Company it would cause immeasurable harm to the Company.

         (b) Accordingly, but without prejudice to any other duty whether express or implied by law or equity, the Executive undertakes that following the termination of his obligation to serve the Company he will NOT:-

             (i) for 12 months thereafter be engaged on his own account or as a partner or in any executive managerial technical or consultative capacity in any business concern (of whatever kind) which is or shall be in direct competition with any of the Businesses in the United Kingdom and or any other country in which the Businesses are carried on at the date of the termination of this employment.

            (ii) for 12 months thereafter either on his own behalf or on behalf of any other person or persons in competition with the Businesses or any of them canvass solicit or approach or cause to be canvassed or solicited or approached for orders or deal with any person or persons who at the date of the termination hereof was trading with the Company for the supply of services or goods or within the final 12 months of the Executive's employment was a client or customer of the Company with whom the Executive or any subordinate of his had dealt.

           (iii) for 24 months thereafter solicit or entice or endeavour to solicit or entice away from the Company or employ any person employed by the Company in an executive managerial technical sales or consultative capacity at the date of the termination of the Executive's employment.

        PROVIDED THAT whilst the restrictions in (i) - (iii) of this sub-clause are considered by the parties to be reasonable in all the circumstances as at the date hereof it is acknowledged that restrictions of such a nature may be invalid because of changing circumstances or other unforeseen reasons and accordingly it is hereby agreed and declared that if any one or more such restrictions shall be judged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities or area covered thereby reduced in scope the said restrictions shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other restriction contained herein each such restriction being deemed entirely separate form the others.

  (c) For the purpose of sub-clause (b) "the Businesses" means the businesses of the Company with which the Executive was to a material extent concerned or responsible for during the final 12 months of his employment by the Company.

                  TERMINATION BY RECONSTRUCTION OR AMALGAMATION
                  ---------------------------------------------

13. IF before the expiration of this Agreement the employment of the Executive hereunder shall be terminated by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction or as part of any arrangement for the amalgamation or transfer of the undertaking of the Company in which the Executive is employed not involving liquidation and the Executive shall be offered employment with the amalgamated or reconstructed company or transferee of the undertaking on terms generally not less favourable than the terms of this Agreement the Executive shall have no claim against the Company in respect of the termination of his employment by the Company.

                 TERMINATION ON THE HAPPENING OF CERTAIN EVENTS
                 ----------------------------------------------

14.(a) THE Company without prejudice to any remedy which it may have against the Executive for the breach or non-performance of any of the provisions of this Agreement may be notice to the Executive forthwith determine this Agreement if:-

        (i)     he becomes prohibited by law from being a director; or

        (ii) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

        (iii)   he is or may be suffering from a mental disorder and either:-

                (a) he is admitted to hospital in pursuance of an application for treatment under the Mental Health Act 1983 or in Scotland an application for admission under the Mental Health (Scotland) Act 1960, or

                (b) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

        (iv)    he resigns his office by notice to the Company; or

        (v) he is convicted of any criminal offence save an offense under road traffic legislation for which he is not sentenced to any term of immediate or suspended imprisonment; or

        (vi) he commits any serious breach or repeats or continues after written warning any other breach of his obligations hereunder; or

        (vii) he is guilty of any conduct which in the reasonable opinion of the Board brings him or the Company into disrepute.

  (b) THIS Agreement shall automatically determine on the Executive's sixty-fifth birthday.

  (c) THE Company shall be entitled to terminate this Agreement by giving prior notice of not less than the Executive's entitlement to statutory minimum notice plus a further week to the Executive at any time while he is prevented by illness or accident or other incapacity from performing his duties and has been so prevented for a period or periods aggregating 12 months in the preceding 24 months. Provided that the Company shall withdraw any such notice if during its currency the Executive returns to full time work and provides a medical practitioner's certificate satisfactory to the Board to the effect that he has fully recovered his health and that no recurrence of his illness or incapacity can reasonably be anticipated.

             EXECUTIVE'S OBLIGATIONS UPON TERMINATION OF EMPLOYMENT
             ------------------------------------------------------

15. UPON the termination of his employment hereunder (for whatever reason and whether or not the Company shall have been in breach of any of its obligations hereunder) the Executive shall:-

  (a) forthwith tender his resignation as a Director of the Company (without payment or agreement of compensation therefor) and the Executive hereby irrevocably appoints the Company Secretary for the time being to be his attorney in his name and on his behalf to sign any documents and do any things necessary or requisite to give effect thereto;

  (b) deliver up to the Company all correspondence drawings documents and other papers and all other property belonging to the Company which may be in the Executive's possession or under his control (including such as may have been made or prepared by or have come into the possession or under the control of the Executive and relating in any way to the business or affairs of the Company or of any supplier agent distributor or customer of the Company), and the Executive shall not without the written consent of the Board retain any copies thereof;

  (c) if so requested send to the Company Secretary a signed statement confirming that he has complied with sub-clause (b) hereof; and

  (d) not at any time represent himself still to be connected with the Company.

                     EFFECT OF TERMINATION OF THIS AGREEMENT
                     ---------------------------------------

16. THE expiration or determination of this Agreement howsoever arising shall not operate to affect such of the provisions hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any other accrued rights or remedies of the parties.

                      STATUTORY PARTICULARS OF EMPLOYMENT
                      -----------------------------------

17. THE particulars required to be given to the Executive by Section 1 of the Employment Protection (Consolidation) Act, 1978 and which are not given elsewhere in this Agreement are set out below.

        (i) The employment of the Executive by the Company began on the date hereof.

        (ii) No employment of the Executive with a previous employer counts as part of the Executive's continuous employment with the Company and therefore the Executive's period of continuous employment began on the date referred to in (i) above.

        (iii) The Executive's hours of work shall be the normal hours of work of the Company which are from 9:00 am to 5:30 p.m. Monday to Friday inclusive together with such additional hours on those days or at weekends as may be necessary so as properly to fulfill his duties hereunder to the satisfaction of the Board.

        (iv) If the Executive is dissatisfied with any disciplinary decision or if he has any grievance relating to his employment hereunder (not otherwise resolved by the Chairman) he should refer such disciplinary decision or grievance to the Board and the reference will be dealt with by discussion and decision of a Board meeting.

        (v) No Contracting-Out Certificate pursuant to the provisions of the Social Security Pensions Act 1975 is in force in respect of the Executive's employment hereunder.

                                PRIOR AGREEMENTS
                                ----------------

18. THIS Agreement supersedes all previous agreements and arrangements (if any) relating to the employment of the Executive by the Company (which shall be deemed to have been terminated by mutual consent) and sets out the entire agreement of the parties in relation to the Executive's employment.

                                     NOTICES
                                     -------

19. ANY notice to be given hereunder shall be in writing. Notice to the Executive shall be sufficiently served by being delivered personally to him or by being sent by registered post addressed to him at his usual or last known place of abode. Notice to the Company shall be sufficiently served by being delivered to the Company Secretary or by being sent by registered post to the registered office of the Company. Any notice if so posted shall be deemed served upon the third day following that on which it was posted.

                                   DEFINITIONS
                                   -----------

20.(a)  IN this Agreement:


        (i) "The Board" means the Board of Directors of the Company from time to time.

        (ii) "Recognised Investment Exchange" means any body of persons which is a recognised investment exchange for the purposes of the Financial Services Act 1986.

  (b)   THE headings to the clauses are for convenience only.

  (c) ANY reference to an Act of Parliament includes any statutory modification or re-enactment.

                           PROPER LAW AND JURISDICTION
                           ---------------------------

21. THE validity construction and performance of this Agreement shall be governed by English law and all disputes concerning such matters shall be subject to the non-exclusive jurisdiction of the High Court of Justice in England and Wales to which the parties irrevocably submit.

        IN WITNESS whereof the Company has caused its Common Seal to be hereunto affixed and the Executive has hereunto set his hand and seal the day and year first above written

        THE COMMON SEAL of
        MERLIN PUBLISHING LIMITED
        WAS HEREUNTO AFFIXED in the
        presence of:-

        PETER A. DUNK
                 Director

        IAN H. CURRIE
                 Director/Secretary

                 SIGNED SEALED and DELIVERED                PETER WARSOP
                 by the said PETER WARSOP
                 in the presence of:-


                                       11